Exhibit 99.1

AFFORDABLE RESIDENTIAL COMMUNITIES INC. ANNOUNCES
CONSIDERATION OF ASSET SALE

Enters into Exclusivity Agreement with Farallon Capital Management Regarding Sale of
ARC’s Manufactured Home Community Business

ENGLEWOOD, Colo., April 9, 2007—Affordable Residential Communities Inc. (NYSE: ARC) announced that it has entered into an exclusivity agreement with Farallon Capital Management, LLC.   Pursuant to the exclusivity agreement, ARC will negotiate exclusively with Farallon through April 16, 2007 regarding Farallon’s potential purchase of ARC’s manufactured home community business.  The transaction under discussion, if consummated, contemplates Farallon purchasing substantially all of ARC’s operating assets, other than ARC’s recently acquired insurance subsidiary NLASCO, for cash.

The exclusivity agreement between ARC and Farallon does not bind either party to a definitive transaction agreement, and there can be no assurance that such an agreement will be entered into at all, or will be entered into on terms similar to those disclosed in this press release.  If a contract were to be entered into, consummation of any transaction would be subject to a number of conditions, including the approval of ARC’s shareholders.

The gross proceeds to ARC from the proposed transaction are currently expected to be approximately $1.84 billion.  It is anticipated that ARC would utilize a significant portion of its net operating losses, or NOLs, if the transaction is consummated.  After giving effect to expenses, taxes and repayment of debt associated with the assets under discussion, the amount realized by ARC is currently estimated to be between $520 million and $545 million net of retained debt and preferred stock, or between approximately $9.00 and $9.40 per common share on a fully diluted basis.  ARC intends to pay off the debt associated with the assets being sold, but will retain approximately $125.0 million par value of Series A Preferred Stock, $96.6 million of Senior Exchangeable Notes Due 2025 and $25.8 million of Trust Preferred Securities Due 2035.  If a transaction were to be consummated ARC would retain its ownership of the recently acquired NLASCO insurance operations, and ARC currently anticipates that it would seek to make opportunistic acquisitions with the proceeds.

ARC does not currently intend to provide additional updates regarding these matters until a definitive agreement is reached or negotiations with Farallon are terminated.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. (“ARC” or the “Company”), excluding discontinued operations, currently owns and operates approximately 57,264 homesites located in 275 communities in 23 states. ARC is focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Englewood, CO.

Contacts
Affordable Residential Communities Inc.
Larry Willard, Chief Executive Officer
(866) 847-8931
investor.relations@aboutarc.com
                  or
Integrated Corporate Relations, Inc.
Brad Cohen, (203) 682-8211

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and terms of and timing with respect thereto; the Company’s growth and expansion into new markets or successful integration of acquisitions; the effect of interest rates; and the matters discussed in this press release. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the heading “Forward-Looking Statements” in the Company’s 2006 Annual Report on Form 10-K, 2006 Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Definitive Proxy Statements and Registration Statements filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov). The forward-looking statements contained in this news release speak only as of the date of the release, and the Company assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.